Exhibit 99.1

For more information, contact:

Henry Miller - financial contact	George Thomas - media contact
Tel: 484-582-5445	Tel: 484-582-5635
henry.miller@sungard.com	george.thomas@sungard.com

Marianne Brown Joins SunGard as Chief Operating Officer, Financial Systems

Wayne, PA – January 21, 2014 – SunGard, one of the world’s leading software and technology services companies, today announced that effective February 24, 2014, Marianne Brown will become the chief operating officer of its Financial Systems business.

Ms. Brown is an accomplished business leader with a track record for driving growth and profitability within complex global organizations. She brings to SunGard more than three decades of experience in the financial services and technology industries. Most recently, she was president and CEO of Omgeo, a global financial services technology company serving over 6,500 customers in nearly 52 countries. Before joining Omgeo in 2006, she was the CEO of the Securities Industry Automation Corporation (SIAC), a wholly owned subsidiary of the NYSE Euronext Group, where she was responsible for the delivery of all trading and regulatory solutions for the New York Stock Exchange as well as production support for the American Stock Exchange.

Ms. Brown began her career in 1978 at Automatic Data Processing (ADP). Throughout her 26 years at ADP, she held positions of increasing responsibility in various areas – from customer service, account management and sales to operations, technology and development – culminating in her role as general manager of ADP’s Brokerage Processing Services business, which was subsequently spun off to become Broadridge Financial Solutions.

Russ Fradin, SunGard’s president and chief executive officer, commented, “We are delighted to welcome Marianne to the SunGard team. She has a storied career in our industry and a strong reputation as a leader who is focused on crisp execution and delivering stellar results. With her wealth of management experience, operational acumen and boundless energy, I have every confidence that Marianne will add tremendous value in helping us drive the growth and performance of our Financial Systems business.”

Ms. Brown serves as a senior advisor to the international women’s development and microfinance organization, Pro Mujer, as well as an advisor to the NYC Investment Funds IT Sector Group. She is president of the Board of Directors for CAREERS for People with Disabilities and a member of The Economic Club of New York and The Women’s Forum, Inc.

Ms. Brown is a graduate of Concordia College with a degree in Business.

About SunGard

SunGard is one of the world’s leading software and technology services companies. SunGard serves approximately 25,000 customers in more than 70 countries and has approximately 17,000 employees. SunGard provides software and processing solutions for financial services, education and the public sector. SunGard also provides disaster recovery services, managed IT services, information availability consulting services and business continuity management software. With annual revenue of over $4.0 billion, SunGard is one of the largest privately held IT software and services company. For more information, please visit www.sungard.com.

Trademark information: SunGard and the SunGard logo are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, growth rates and financial results are forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. The factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

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